                                                                 EXHIBIT - 10.44

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT dated as of December 15, 2001, by and between LINCARE HOLDINGS INC., a Delaware corporation ("Lincare" or "Company"), and ("Executive").

                                   WITNESSETH:

         WHEREAS, Executive is employed by Company and is subject to the terms of that certain Employment Agreement by and between Executive and Company dated ____________________ (the "__ Agreement");

         WHEREAS, Executive's Initial Employment Term (as defined in the ________ Agreement) will expire on December 31, 2001;

         WHEREAS, Company desires to induce Executive to continue in the employ of Company beyond the expiration of the Initial Employment Term established in the ________________ Agreement for the period provided in this Agreement; and

         WHEREAS, Executive is willing to accept such employment with Company on a full-time basis, all in accordance with the terms and conditions set forth below.

         NOW, THEREFORE, for and in consideration of the premises hereof and the mutual covenants contained herein, the parties hereto do hereby covenant and agree as follows:

         1.       Employment.

                  (a) Company hereby agrees to continue employing Executive, and Executive hereby agrees to continue his employment with Company, from and after January 1, 2002 for the period set forth in Section 2 hereof, all upon the terms and conditions hereinafter set forth.

                  (b) Executive affirms and represents that he is under no obligation to any former employer or other party which is in any way inconsistent with, or which imposes any restriction upon, Executive's acceptance of employment hereunder with Company, the employment of Executive by Company, or Executive's undertakings under this Agreement.

         2. Term of Employment. Unless earlier terminated as hereinafter provided, the initial term of Executive's employment under this Agreement shall be for a period beginning on January 1, 2002 and ending on December 31, 2004 (such period from January 1, 2002 until December 31, 2004 or, if Executive's employment hereunder is earlier terminated, such shorter period, being hereinafter called the "Initial Employment Term"). In the event that Executive continues in the full-time employ of Company after the end of the Initial Employment Term (it being expressly understood and agreed that Company has no obligation to continue employing Executive, and Executive has no obligation to continue being employed by Company, whether or not on a full-time basis, after expiration of the Initial Employment Term), then, unless otherwise expressly agreed to by Executive and Company in writing, Executive's continued employment with Company shall, notwithstanding anything to the contrary expressed or implied herein, continue to be subject to the terms and conditions of this Agreement. As used in this Agreement, the term "Employment Term" shall mean the period beginning on January 1, 2002 and ending on the date of Executive's cessation of employment with Company, whether such date is before, on or after the expiration of the Initial Employment Term.

         3. Duties. Executive shall be employed as the __________________ of Company, shall faithfully and competently perform such duties as are specified by the By-laws of Company and shall also perform and discharge such other reasonable employment duties and responsibilities as the Board of Directors of Company may from time to time prescribe. Executive shall perform his duties at such places and times as the Board of Directors of Company may reasonably prescribe. Except as may otherwise be approved in advance by Company, and except during vacation periods and reasonable periods of absence due to sickness, personal injury or other disability, Executive shall devote his full time throughout the Initial Employment Term to the services required of him hereunder. Except as may otherwise be approved in advance by Company, Executive shall render his services exclusively to Company during the Initial Employment Term and, throughout the Employment Term, shall use his best efforts, judgment and energy to improve and advance the business and interests of Company in a manner consistent with the duties of his position.

         4.       Compensation.

                  (a) In consideration of Executive's agreement to remain employed by Company, his execution of this Agreement and his agreement to abide by the terms hereof, Lincare shall pay Executive a one-time lump sum payment amount approved by the Board of Directors (or an authorized committee thereof). Such payment shall be due and payable to Executive on or prior to December 31, 2001.


                  (b) As compensation for the complete and satisfactory performance by Executive of the services to be performed by Executive hereunder during the Employment Term, Company shall initially pay Executive a base salary at the annual rate of _____________________ Dollars ($_______________) (said amount, together with any increases thereto during the Employment Term, being hereinafter referred to as the "Salary"). Any Salary payable hereunder shall be paid in regular intervals in accordance with Company's payroll practices. The Salary payable to Executive pursuant to this Section 4(b) shall be increased annually as of January 1, 2003, and each January 1 thereafter during the Employment Term, for the twelve (12) month period then commencing, by an amount equal to: (i) the annual percentage increase in the Consumer Price Index for All Urban Consumers, All Items, for the most recent twelve (12) month period for which such figures are then available as reported in the Monthly Labor Review published by the Bureau of Labor Statistics of the U.S. Department of Labor or (ii) such higher amount as may be determined from time to time by the Board of Directors (or an authorized committee thereof) in its sole discretion.

                  (c) During the Employment Term, in addition to Salary, Company shall also pay bonus compensation ("Bonus") to Executive in respect of each calendar year (or applicable portion thereof) during the Employment Term, such Bonus for any full calendar year to be an amount equal to: (i) the sum of
(A) the percentage set forth on Table I which corresponds to the increase in Company's fully diluted earnings per share ("EPS") in respect of such calendar year over the fully diluted EPS of Company during the immediately preceding calendar year and (B) the percentage set forth on Table II which corresponds to the increase in Company's Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") in respect of such calendar year over the EBITDA of Company during the immediately preceding calendar year; MULTIPLIED BY (ii) Executive's Salary for such calendar year.

          Table I
                       FULLY DILUTED EPS GROWTH         % OF SALARY
                       ------------------------         -----------
                       0-14%                            0%
                       15%                              25%
                       16%                              30%
                       17%                              35%
                       18%                              40%
                       19%                              45%
                       20%                              50%
                       > 20%                            50%  + an  additional  5%  for
                                                        each full percentage point of
                                                        EPS growth achieved over 20%


          Table II
                       EBITDA GROWTH                    % OF SALARY
                       -------------                    -----------
                       0-14%                            0%
                       15%                              25%
                       16%                              30%
                       17%                              35%
                       18%                              40%
                       19%                              45%
                       20%                              50%
                       > 20%                            50%  + an  additional  5%  for
                                                        each full percentage point of
                                                        EBITDA growth achieved over
                                                        20%

                  In the event that the Employment Term ends at any time other than on December 31 of any year, Executive's Bonus in respect of such calendar year shall be prorated, and shall be an amount equal to: (i) the sum of (A) the percentage set forth on Table I which corresponds to the increase in Company's year-to-date fully diluted EPS (as determined by the then-most recently announced fully diluted EPS of Company) over the fully diluted EPS of Company during the comparable period in the immediately preceding calendar year and (B) the percentage set forth on Table II which corresponds to the increase in Company's year-to-date EBITDA (as determined by the then-most recently announced EBITDA of Company) over the EBITDA of Company during the comparable period in the immediately preceding calendar year; MULTIPLIED BY (ii) Executive's Salary for such calendar year; MULTIPLIED BY (iii) a fraction, the numerator of which shall be the number of full calendar months included in the Employment Term for the then current calendar year and the denominator of which shall be twelve
(12).

                  Notwithstanding the foregoing provisions of this Section 4(c), Company's Board of Directors (or an authorized committee thereof) shall have the discretion to adjust upward or downward the Bonus for any applicable period to account equitably for: (a) any extraordinary charges; (b) any unusual non-recurring items; or (c) changes after the date hereof in accounting principles required under generally accepted accounting principles; which events impacted Company's fully diluted EPS or Company's EBITDA in respect of any such applicable period or comparable prior year period.

                  Nothing contained herein and no action taken in respect of any Bonus (or otherwise in respect of this Section 4(c)) shall create or be construed to create a trust of any kind. Executive's right to receive any Bonus pursuant to this Section 4(c) shall be no greater than the right of an unsecured general creditor of Company to receive payment from Company. All Bonuses under this Section 4(c) shall be paid from the general funds of Company, and no special or separate fund shall be established, and no segregation of assets shall be made, to assure payment of any Bonuses hereunder.

                  (d) The payment of any Salary, Bonus or other amounts hereunder shall be subject to applicable withholding and payroll taxes, and such other deductions as may be required under Company's employee benefit plans.

         5.       Benefits.  During the Employment Term, Executive shall:

                  (a) be eligible to participate in all employee fringe benefits and any pension and/or profit sharing plans that may be provided by Company for its key executive employees in accordance with the provisions of any such plans, as same may be in effect on and after the date hereof;

                  (b) be eligible to participate in any medical and health plans or other employee welfare benefit plans that may be provided by Company for its key executive employees in accordance with the provisions of any such plans, as same may be in effect on and after the date hereof;

                  (c) be entitled to annual paid vacation in accordance with Company policy that may be applicable on and after the date hereof to key executive employees;

                  (d) be entitled to sick leave, sick pay and disability benefits in accordance with any Company policy that may be applicable on and after the date hereof to key executive employees; and

                  (e) be entitled to reimbursement for all reasonable and necessary out-of-pocket living and travel expenses incurred by Executive while away from his usual place of business in the performance of his duties hereunder in accordance with Company's policies applicable on and after the date hereof in respect thereto.

                  6. Inventions and Confidential Information. Executive hereby covenants, agrees and acknowledges as follows:

                  (a) Company is engaged in a continuous program of research, design, development, production, marketing and servicing with respect to its business and that as part of Executive's employment by Company, Executive is (or may be) expected to make new contributions and inventions of value to Company.

                  (b) Executive's employment hereunder creates a relationship of confidence and trust between Executive and Company with respect to certain information pertaining to the business of Company and its Affiliates (as hereinafter defined) or pertaining to the business of any client or customer of Company or its Affiliates which may be made known to Executive by Company or any of its Affiliates or by any client or customer of Company or any of its Affiliates or learned by Executive during the period of his employment.

                  (c) Company possesses and will continue to possess information that has been created, discovered or developed by, or otherwise become known to it (including, without limitation, information created, discovered, developed or made known by Executive during the period of or arising out of his employment hereunder) or in which property rights have been or may be assigned or otherwise conveyed to Company, which information has commercial value in the business in which Company is engaged and is treated by Company as confidential.

                  (d) Any and all inventions, products, discoveries, improvements, processes, manufacturing, marketing and service methods or techniques, formulae, designs, styles, specifications, data bases, computer programs (whether in source code or object code), know-how, strategies and data, whether or not patentable or registrable under copyright or similar statutes, made, developed or created by Executive (whether at the request or suggestion of Company, any of its Affiliates, or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) during the period of his employment by Company (collectively, hereinafter referred to as "Inventions"), which may pertain to the business, products, or processes of Company or any of its Affiliates, will be promptly and fully disclosed by Executive to an appropriate executive officer of Company (other than Executive) and shall be Company's exclusive property, and Executive will promptly execute and/or deliver to an appropriate executive officer of Company (other than Executive) without any additional compensation therefor, all papers, drawings, models, data, documents and other material pertaining to or in any way relating to any Inventions made, developed or created by him as aforesaid. For the purposes of this Agreement, the term "Affiliate" or "Affiliates" of Company shall mean any corporation or other entity which is controlled, directly or indirectly, by Company. As used in the preceding sentence, the word "control" shall mean, with respect to any entity, the power to vote or direct the voting of more than 50% of the voting equity interests in such entity.

                  (e) Executive will keep confidential and will hold for Company's sole benefit any Invention which is to be the exclusive property of Company under this Section 6 for which no patent, copyright, trademark or other right or protection is issued.

                  (f) Executive also agrees that he will not without the prior written consent of an appropriate executive officer of Company (other than Executive) use for his benefit or disclose at any time during his employment by Company, or thereafter, except to the extent required by the performance by him of his duties as an employee of Company, any information obtained or developed by him while in the employ of Company with respect to any Inventions or with respect to any customers, clients, suppliers, products, employees, financial affairs, or methods of design, distribution, marketing, service, procurement or manufacture of


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

Company or any of its Affiliates, or any confidential matter, except information which at the time is generally known to the public other than as a result of disclosure by him not permitted hereunder, or if such information is required to be disclosed under court order or other applicable law.

                  (g) Executive acknowledges and agrees that a remedy at law for any breach or threatened breach of the provisions of this Section 6 would be inadequate and, therefore, agrees that Company and its Affiliates shall be entitled to injunctive relief in addition to any other available rights and remedies in case of any such breach or threatened breach; provided, however, that nothing contained herein shall be construed as prohibiting Company or any of its Affiliates from pursuing any other rights and remedies available for any such breach or threatened breach.

                  (h) Executive agrees that upon termination of his employment hereunder for any reason, Executive shall forthwith return to Company all documents and other property in his possession belonging to Company or any of its Affiliates.

                  (i) Without limiting the generality of Section 10 hereof, Executive hereby expressly agrees that the foregoing provisions of this Section 6 shall be binding upon Executive's heirs, successors and legal representatives.

         7.       Termination.

                  (a) The Employment Term shall end and Executive's employment hereunder shall be terminated upon the occurrence of any of the following:

                           (i)      the death of Executive;

                           (ii)     termination of Executive's employment
hereunder by Company based upon the inability of Executive to perform his duties on account of disability or incapacity for a period of one hundred eighty (180) or more days, whether or not consecutive, occurring within any period of twelve
(12) consecutive months; provided, however, that such employment shall not be terminated by Company if it can reasonably accommodate Executive's disability or incapacity;

                           (iii)    the termination of Executive's employment
hereunder by Executive at any time for any reason whatsoever (including, without limitation, resignation or retirement);

                           (iv)     termination of Executive's employment
hereunder by Company at any time for "cause", such termination to take effect immediately upon written notice from Company to Executive;

                           (v)      termination of Executive's employment
hereunder by Company at any time other than for "cause", such termination to take effect immediately upon written notice from Company to Executive; or

                           (vi)     upon a Change of Control of Company.

                  The following actions, failures or events by or affecting Executive shall constitute "cause" for termination within the meaning of clause
(iv) above: (A) conviction of having committed a felony; (B) determination by at least two-thirds of the members of the Board of Directors that Executive has committed acts of dishonesty or moral turpitude; (C) failure to follow reasonable and lawful directives of the Board of Directors of Company; or (D) gross negligence or willful misconduct by Executive in the performance of his obligations hereunder. The term "willful" shall mean any act or failure to act taken or omitted to be taken by Executive not in good faith and without reasonable belief that the act or omission was in the best interest of Company.

                  As used herein the term "Change of Control of Company" shall mean any of the following: (A) sale or other disposition (or the last such sale or other disposition) resulting in the transfer of more than 50% of the outstanding common stock of Company to an unrelated and unaffiliated third party purchaser; (B) the consolidation or merger of Company with or into any other entity (other than a merger in which Company is the surviving corporation and which does not result in more than 50% of the capital stock of Company outstanding immediately after the effective date of such merger being owned of record or beneficially by persons other than the holders of its capital stock immediately prior to such merger); (C) a sale of substantially all of the properties and assets of Company as an entirety to an unrelated and unaffiliated third party purchaser; or (D) the time at which any person (including a person's affiliates and associates) or group (as that term is understood under Section 13(d) of the Exchange Act and the rules and regulations thereunder), files a
Schedule 13-D or 14D-1 (or any successor schedule, form or report under the Exchange Act) disclosing that such person or group has become the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of shares of capital stock of Company giving such person or group a majority of the voting power of all outstanding capital stock of Company with the right to vote generally in an election for directors or other capital stock of Company into which the common stock or other voting stock is reclassified or changed.

                  (b)      (i)      If the Employment Term ends by reason of
Executive being terminated by Company other than for "cause", then Company shall pay to Executive, as severance pay or liquidated damages or both, an amount equal to the sum of (A) his then-current annual Salary in effect immediately prior to such termination; and (B) his Bonus in respect of the immediately preceding calendar year.

                           (ii)     If the Employment Term ends by reason of the
occurrence of an event described in Section 7(a)(vi), then Company shall pay to Executive, as severance pay or liquidated damages or both, an amount equal to two (2) times the sum of (A) his then-current annual Salary in effect immediately prior to the occurrence of such event; (B) his Bonus in respect of the immediately preceding calendar year; and (C) an amount determined by Company, in its sole discretion, to be equal to the average annual cost for Company employees of obtaining medical, dental and vision insurance under COBRA, which amount is hereby initially determined to be Ten Thousand and No/100 Dollars ($10,000.00).

                           (iii)    If the Employment Term ends by reason of
Executive being terminated by Company other than for "cause", then all amounts payable under clause (i) above shall be paid in twelve (12) equal monthly installments commencing on the first day of the calendar month immediately following the termination of the Employment Term. If the Employment Term ends by reason of the occurrence of an event described in Section 7(a)(vi) hereof, then all amounts payable under clause (ii) above shall be paid no later than ten (10) business days after the end of the Employment Term. It is understood and agreed that this Section 7(b) shall survive the expiration or termination of this Agreement and the provisions hereof shall be binding upon any successor in interest of Company.

                  (c) Notwithstanding anything to the contrary expressed or implied herein, and except as set forth in Section 7(b) hereof, Company (and its Affiliates) shall not be obligated to make any payments to Executive or on his behalf of whatever kind or nature by reason of Executive's cessation of employment other than: (i) such amounts, if any, of his Salary and Bonus as shall have accrued and remain unpaid as of the date the Employment Term ends (including, but not limited to, the amount of any Bonus payable in respect of the then-current calendar year), which amounts shall be paid no later than ten
(10) business days after the end of the Employment Term; (ii) such other amounts which may be otherwise payable to Executive from Company's retirement plans or other benefit plans on account of such cessation of employment (including, but not limited to, payment for any vested but unused vacation); and (iii) Company shall cover Executive under its medical and dental plan, and life insurance through the end of the last calendar day of the month during which the Employment Term ends, and thereafter, Executive shall be given COBRA conversion rights for Company's medical and dental plan. Nothing in this Section 7(c) shall limit Executive's right to contest any termination of Executive's employment hereunder by appropriate legal proceedings. It is understood and agreed that this Section 7(c) shall survive the expiration or termination of this Agreement and the provisions hereof shall be binding upon any successor in interest of Company.

                  (d) No interest shall accrue on or be paid with respect to any portion of any payments hereunder so long as same are paid in accordance with the terms of this Agreement.

         8.       Non-Assignability.

                  (a) Neither this Agreement nor any right or interest hereunder shall be assignable by Executive, his beneficiaries, or legal representatives without Company's prior written consent; provided, however, that nothing in this Section 8(a) shall preclude Executive from designating a beneficiary to receive any benefit payable hereunder upon his death. Neither this Agreement nor any right or interest hereunder shall be assignable by Company, nor shall any obligations of Company hereunder be delegated.

                  (b) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to exclusion, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

         9.       Competition.

                  (a) During Executive's employment by Company and during the two (2) year period commencing on the date the Employment Term ends for any reason whatsoever:

                           (i)      Executive will not make any statement or
perform any act intended to advance an interest of any existing or prospective competitor of Company or any of its Affiliates in any way that will or may injure an interest of Company or any of its Affiliates in its relationships and dealings with existing or potential customers or clients, or solicit or encourage any other employee of Company or any of its Affiliates to do any act that is disloyal to Company or any of its Affiliates or inconsistent with the interest of Company or any of its Affiliate's interests or in violation of any provision of this Agreement;

                           (ii)     Executive will not discuss with any existing
or potential customers or clients of Company or any of its Affiliates the present or future availability of services or products by a business, if Executive has or expects to acquire a proprietary interest in such business or is or expects to be an employee, officer or director of such business, where such services or products are competitive with services or products which Company or any of its Affiliates provides during the Employment Term;

                           (iii)    Executive will not make any statement or do
any act intended to cause any existing or potential customers (with whom Company has made contact) or clients of Company or any of its Affiliates to make use of the services or purchase the products of any competitive business in which Executive has or expects to acquire a proprietary interest or in which Executive is or expects to be made an employee, officer or director, if such services or products in any way relate to or arise out of the services or products sold or provided by Company or any of its Affiliates to any such existing customer or client during the Employment Term;

                           (iv)     Executive will not directly or indirectly
(as a director, officer, employee, manager, consultant, independent contractor, advisor or otherwise) engage in competition with, or own any interest in, perform any services for, participate in or be connected with (A) any business or organization which engages in competition with Company or any of its Affiliates in any geographical area where any business is presently carried on by Company or any of its Affiliates, or (B) any business or organization which engages in competition with Company or any of its Affiliates in any geographical area where any business shall be hereafter, during the period of Executive's employment by Company, carried on by Company or any of its Affiliates, if such business is then being carried on by Company or any of its Affiliates in such geographical area; provided, however, that the provisions of this Section 9(a)(iv) shall not be deemed to prohibit Executive's ownership of not more than 1% of the total shares of all classes of stock outstanding of any publicly held company;

                           (v)      Executive will not directly or indirectly
solicit for employment, or advise or recommend to any other person that they employ or solicit for employment, any employee of Company or any of its Affiliates; and

                           (vi)     Executive will not directly or indirectly
hire, engage, send any work to, place orders with, or in any manner be associated with any supplier, contractor, subcontractor or other person or firm which rendered manufacturing or other services, or sold any products, to Company or any of its Affiliates if such action by him would have a material adverse effect on the business, assets or financial condition of Company or any of its Affiliates.

                  As used in clauses (ii) and (iii) above, "proprietary interest" in a business is ownership, whether through direct or indirect stock holdings or otherwise, of one percent (1%) or more of such business.

                  (b) For purposes of this Section 9, a person or entity (including, without limitation, Executive) shall be deemed to be a competitor of Company or any of its Affiliates, or a person or entity (including, without limitation, Executive) shall be deemed to be engaging in competition with Company or any of its Affiliates, if such person or entity in any way conducts, operates, carries out or engages (i) in the business of delivering medical oxygen, respiratory therapy services, or durable medical equipment to customers in their homes or (ii) in any other business engaged in by Company or any of its Affiliates on or prior to the date upon which such Executive ceases to be employed hereunder.

                  (c)      In connection with the foregoing provisions of this
Section 9, Executive represents that his experience, capabilities and circumstances are such that such provisions will not prevent him from earning a livelihood. Executive further agrees that the limitations set forth in this
Section 9 (including, without limitation, any time or territorial limitations) are reasonable and properly required for the adequate protection of the business of Company (and of its Affiliates). It is understood and agreed that the covenants made by Executive in this Section 9 (and in Section 6 hereof) shall survive the expiration or termination of this Agreement.

                  (d) Executive acknowledges and agrees that a remedy at law for any breach or threatened breach of the provisions of this Section 9 would be inadequate and, therefore, agrees that Company and any of its Affiliates shall be entitled to injunctive relief in addition to any other available rights and remedies in cases of any such breach or threatened breach; provided, however, that nothing contained herein shall be construed as prohibiting Company or any of its Affiliates from pursuing any other rights and remedies available for any such breach or threatened breach.

         10.      Binding Effect. Without limiting or diminishing the effect of
Section 8 hereof, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

         11. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and either delivered in person or sent by first class certified or registered mail, postage prepaid, if to Company, at Company's principal place of business, and if to Executive, at his home address most recently filed with Company, or to such other address or addresses as either party shall have designated in writing to the other party hereto.

         12. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         13. Severability. If any provision of this Agreement shall be determined to be invalid, illegal or unenforceable in whole or in part, neither the validity of the remaining part of such provision nor the validity of any other provision of this Agreement shall in any way be affected thereby.

         14. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

         15. Entire Agreement; Modifications. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and, except as set forth hereinafter, supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof. This Agreement may be modified or amended only by an instrument in writing signed by both parties hereto. The parties acknowledge and agree that this Agreement shall govern the employment relationship between Executive and Lincare from and after January 1, 2002 and that the 1998 Agreement shall govern the employment relationship between the parties to and including December 31, 2001. Notwithstanding the execution and delivery of this Agreement by Executive, Company shall remain obligated to pay Executive any amounts accrued under the 1998 Agreement (including, but not limited to, Bonus compensation payable in respect of the 2001 calendar year) which remain unpaid as of December 31, 2001.

         16. Survival. The provisions of Sections 6, 7 and 9 hereof shall survive and continue after the expiration or termination of this Agreement.

         17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, Company and Executive have duly executed and delivered this Agreement as of the day and year first above written.


                                          LINCARE HOLDINGS INC.



                               By:
                                  ----------------------------------------


                               Title:
                                     -------------------------------------


                                             EXECUTIVE EMPLOYEE


                               By:
                                  ----------------------------------------


                               Title:
                                     -------------------------------------